Delcath Systems, Inc.



                                Power of Attorney



     The undersigned hereby constitutes and appoints the partners of the law firm Murtha Cullina LLP, individually or collectively, my true and lawful attorneys with full power to sign for me and in my name, in the capacities indicated below with respect to Delcath Systems, Inc., Forms 3 and 4, and such other Forms or materials that are or may be promulgated by the Securities and Exchange Commission in connection with compliance by the undersigned with the undersigned's obligations under Section 16(a) of the Securities Exchange Act of 1934 including any rules under that Act, and generally to do all such things in my name and behalf in such capacities, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or any of them, to said Forms and any and all amendments thereto.




Signature             /s/ HAROLD S. KOPLEWICZ
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Print Name               Harold S. Koplewicz
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Date                     September 28, 2006
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